Exhibit 99.1

Regulus Announces Commencement of Public Offering of Common Stock

LA JOLLA, California – October 27, 2014 – Regulus Therapeutics Inc. (NASDAQ: RGLS), a biopharmaceutical company developing innovative medicines targeting microRNAs, today announced that it has commenced an underwritten public offering, subject to market and other conditions, to issue and sell approximately $80,000,000 of shares of its common stock, of which approximately $70,000,000 of shares are being offered by Regulus and approximately $10,000,000 of shares are being offered by an existing stockholder of Regulus, Isis Pharmaceuticals, Inc. In connection with the offering, Regulus expects that the underwriters will be granted a 30-day option to purchase up to an additional $12,000,000 of additional shares of its common stock in the aggregate from Regulus and the selling stockholder. Regulus will not receive any proceeds from the sale of the shares by the selling stockholder. There can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Deutsche Bank Securities and BMO Capital Markets are acting as joint book-running managers for the offering. Needham & Company, Wedbush PacGrow Life Sciences and FBR are acting as co-managers.

The securities described above are being offered pursuant to a shelf registration statement (including a prospectus) previously filed with and declared effective by the Securities Exchange Commission (the “SEC”) on April 16, 2014. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available for free on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained from Deutsche Bank Securities Inc., Attention: Prospectus Department, at 60 Wall Street, New York, NY 10005-2836, via telephone at (800) 503-4611 or email at prospectus.cpdg@db.com; or from BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, NY 10036, via telephone at (800) 414-3627 or email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the proposed public offering. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Regulus’ current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with market conditions and the satisfaction of closing conditions related to the proposed public offering. These and other risks concerning Regulus’ programs are described in additional detail in Regulus’ filings with the SEC, including its quarterly report on Form 10-Q for the quarter ended June 30, 2014. All forward-looking statements contained in this press release speak only as of the date on which they were made. Regulus undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contact

Amy Conrad

Senior Director, Investor Relations and Corporate Communications

Regulus Therapeutics Inc.

858-202-6321

aconrad@regulusrx.com